SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  December 5, 1997



                 IDS/JMB BALANCED INCOME GROWTH, LTD.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)





     Illinois                   0-17699                36-3498972
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------

                    FASHION SQUARE SHOPPING CENTER

                           SKOKIE, ILLINOIS
                           ----------------



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On December 30, 1997, IDS/JMB Balanced Income Growth, Ltd. (the "Partnership"), an Illinois limited partnership, sold the land and related improvements known as the Fashion Square Shopping Center (the "Property"), an approximately 84,000 square-foot shopping center located in Skokie (Cook County), Illinois. Adjacent to the Property is a 10,000 square-foot store owned by an unaffiliated third party and leased to a major store operator (Old Navy). The Property contains approximately 5.7 acres (excluding the Old Navy store). Neither the purchaser, Inland Real Estate Acquisitions, Inc., an Illinois corporation, nor its affiliate, Inland Real Estate Corporation, a Maryland corporation, to whom the contract was assigned, is affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations.

     On December 5, 1997, the Partnership entered into an agreement (which was modified December 17, 1997 and December 26, 1997) to sell the Property for a sale price of $9,255,000, which was received by the Partnership as follows: $2,455,000 cash at closing (before selling costs of approximately $213,000, net operating prorations of approximately $638,000 and a tenant allowance of $325,000) and the assumption by the purchaser of existing municipal bond mortgage indebtedness totaling $6,800,000. The Property was approximately 83% occupied at the date of sale. The sale resulted in no significant gain or loss to the Partnership for financial reporting purposes, primarily as a result of value impairment provisions totaling $4,100,000 recorded by the Partnership in 1995 and 1997. Also, the Property was classified as held for sale or disposition as of December 31, 1996 and therefore has not been subject to continued depreciation as of that date for financial reporting purposes. In addition, the Partnership expects to recognize a loss on sale of approximately $3,900,000 for Federal income tax reporting purposes in 1997.

     As a result of the sale of the Property and the assumption by the purchaser of the Property's existing mortgage debt, the holder of the letter of credit which supported such debt released (pursuant to the letter of credit agreement) to the Partnership its cash collateral account with a balance of approximately $1,775,000 as of the date of sale.

     In connection with the sale of this property, as is customary in such transactions, the Partnership agreed to certain representations and warranties, with a stipulated survival period which expires May 15, 1998. Although it is not expected, the Partnership may ultimately have some liability under such representations and warranties which, in no event, is to exceed $400,000. It is expected that the Partnership will make its final distributions and wind up its affairs during 1998 after the expiration of the survival period, barring unforeseen circumstances.

     The Partnership Agreement provides that distributions of sale or refinancing proceeds ("proceeds") are to be initially allocated 99% to the Holders of Interests (as defined) and 1% to the General Partners. However, upon the completion of the liquidation of the Partnership and final distribution of all Partnership funds, all previous distributions of proceeds to the General Partners are to be repaid to the Partnership to the extent that the Holders of Interests have not received proceeds equal to their initial capital investment plus a 6% return on their investment (as defined). Upon receipt by the Holders of Interests of such preferred return, further distributions, if any, of proceeds are to be allocated to the General Partners until the General Partners have received distributions equal to their share of any previously deferred disbursable cash (as defined), and distributions in an amount equal to 3% of the aggregate selling prices of all properties sold, with any remaining proceeds to be distributed 85% to the Holders of Interests and 15% to the General Partners; provided, however, that such further allocable proceeds distributable to the General Partners are subordinate to the Holders of Interests' receipt of a 9% return on their investment. Since the Holders of the Interests will receive less than their initial contributed capital from the aggregate proceeds of all of the Partnership's investment properties, the General Partners will not share in any distributable proceeds from this or any previous property sale.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
     (a)   Financial Statements.  Not Applicable
     (b)   Pro Forma Financial Information-Narrative.

     As a result of the sale of the Property, beyond the date of sale there will be no further rental and other income, property and other operating expenses, mortgage and other interest expense and provision for value impairment recorded for the Property in the financial statements of the Partnership, which for the Partnership's most recent reported fiscal year (the year ended December 31, 1996) were approximately $1,604,000, $852,000, $366,000, and $0, respectively. Rental and other income, property and other operating expenses, mortgage and other interest expense and provision for value impairment for the Property were approximately $1,228,000, $569,000, $282,000, and $600,000, respectively, for the nine months ended September 30, 1997. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at September 30, 1997 consisted of land and buildings and improvements held for sale or disposition of approximately $8,536,000; cash and other current assets of approximately $328,000; deferred expenses, escrow deposits and other noncurrent assets of approximately $1,991,000; current liabilities of approximately $562,000, long-term debt of $6,800,000 and tenant security deposits of approximately $12,000. The remaining operations of the Partnership will consist primarily of the Partnership's collection of any remaining tenant receivables and interest income on invested sale proceeds and other cash equivalents, the payment of property operating and administrative expenses, cash distributions to the Holders of Interests until the expiration of the aforementioned representations and warranties in connection with the sale of the Property and the expected termination of the Partnership in 1998.

     (c)   Exhibits.
           99.1 Real Property Purchase Agreement between IDS/JMB Balanced Income Growth, Ltd. and Inland Real Estate Acquisitions, Inc., dated December 5, 1997.
           99.2 Letter Agreement between IDS/JMB Balanced Income Growth, Ltd. and Inland Real Estate Acquisition, Inc., dated December 26, 1997.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       IDS/JMB BALANCED INCOME GROWTH, LTD.

                       By:    Income Growth Managers, Inc.
                              Corporate General Partner



                              By:   GAILEN J. HULL
                                    Gailen J. Hull
                                    Vice President and
                                    Principal Accounting Officer






Dated:  January 9, 1998